Chanticleer Holdings Provides Corporate Update

CHARLOTTE, N.C., January 22, 2013 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR; HOTRW) ("Chanticleer Holdings" or the "Company"), a minority owner in the privately-held parent company of the Hooters® brand, Hooters of America (“HOA”), and a franchisee of international Hooters restaurants, today provided a corporate update on its business, operational initiatives, and roll-out plan.

The past two years have been very eventful for Chanticleer Holdings. In January 2011, Chanticleer and a group of private equity investors acquired HOA, five years after the Company made its original investment in HOA and subsequent to the death of Mr. Bob Brooks, the founder and former owner of HOA. In October 2011, the Company acquired the majority ownership in its first three South African Hooters restaurants. Concurrently, the Company formed its own management company to operate all Hooters® restaurants in South Africa. In 2012, the Company opened three additional Hooters restaurants in Campbelltown, Australia, Emperor’s Palace, South Africa, and Budapest, Hungary.

Emperor’s Palace was the first restaurant opened under the complete leadership of Chanticleer Holdings and Gordon Jestin, Chief Operating Officer of its South African subsidiaries (“Hooters South Africa”). Emperor’s Palace has proven to be a successful and profitable restaurant, indicating the Hooters brand can be successful in South Africa. The Company plans to open its next South African restaurant in Pretoria in the first half of 2013.

For 2013, the Company is focused on achieving same store sales growth, increasing consolidated gross margin to 62% from 58.2%, increasing overall profitability, and expanding its number of Hooters® restaurants. The Company has already initiated and taken steps to improve same store sales growth and gross margin for 2013. In December, Hooters South Africa implemented price increases of 7% for all food items and 5% for all liquor, where this new pricing still reflects competitive pricing in the current marketplace. Hooters South Africa also updated its menu offerings by removing slow moving items and adding new offerings appealing to women. Hooters South Africa has added two new salads to the menu, expanded wrap offerings, added a “ladies cut” steak, and has given guests the option to purchase a smaller portion of curly fries to add to their main course. During the fourth quarter of v332561, Hooters South Africa experienced an improvement in same store sales, where the Company attributes this growth to the leadership of its Chief Operating Officer in South Africa and the guidance and support of HOA.

In addition to improvements to the menu, the Company continues to improve the appeal of its restaurants to meet the wants and needs of its Hooters® guests. During the fourth quarter of 2012, the Durban, South Africa restaurant increased its number of seats by 25, which is expected to increase revenues on its busier weekend nights. This additional seating also helped create a private area for functions of 30 to 40 guests. Also during the fourth quarter of 2012, the Johannesburg, South Africa restaurant invested in additional televisions to improve the guest experience. The Company also plans to improve its brand loyalty by rewarding its loyal patrons with the launch of a Hooters® loyalty program in the first quarter of 2013.

The Company has also begun operational initiatives at the Hooters of Budapest, in Hungary, to reduce costs, increase profitability, and increase guest traffic. During the fourth quarter of 2012, Hooters of Budapest began its initiative to reduce labor costs. During the first quarter of 2013, Hooters of Budapest will be launching its Efficient Operating Network, a tool developed, requiring daily, weekly, and monthly reporting and maintenance, to lower cost of sales and labor and improve overall operational efficiency. To increase guest traffic, Hooters of Budapest will be hosting its first tequila party, bike night, Valentine’s Day blowout, and launching its “Girls of Budapest” pictorial. Hooters of Budapest also plans to open its outdoor patio, adding 140+ seats, increasing restaurant seating by 56% to a total of 390 seats, in time for tourist season, beginning in April through October. Budapest, Hungary is one of the most popular tourist destinations in central Europe.

The Company has also focused on improving its internal operations. During the fourth quarter, the Company hired in-house counsel and hired a highly experienced CFO for its South African subsidiaries. As a result of the previously disclosed Audit Committee investigation, the Company is also in the process of implementing certain new internal controls which will provide better checks and balances for financial reporting. The Company’s CFO, Eric Lederer, will spend nine days in South Africa beginning on January 26th, 2013, to assist with the 2012 audit, review internal controls being implemented, observe operations, and also focus on our gross profit improvement initiatives. Marcum LLP is also scheduled to travel to South Africa beginning January 26, 2013 to begin their audit for the year ended December 31, 2012.

Separately, at the request of the NASDAQ Staff, the Company has hired Watermark Auditors, a South African affiliate of RBSM LLP, to re-test its controls over financial reporting prior to Mr. Lederer's arrival, to determine how operations have changed since the conclusion of the Audit Committee's investigation, and to provide any suggestions on continued improvement. Watermark Auditors will assist management in reviewing the Company’s South African subsidiaries’ controls each quarter to see that all previously suggested improvements to internal controls are fully implemented and effective by November of this year.

Following the previous disclosure of misconduct by Mr. Hezlett, the former CFO of Hooters South Africa, a lawsuit was filed against the Company in October 2012. The Company has hired experienced legal counsel to assist with a timely and proper resolution of the lawsuit.

The Company is continuing to move forward with its development plan. The Company expects to secure a long awaited site in Rio De Janeiro, Brazil within the first quarter of 2013 and open a restaurant in Pretoria, South Africa in the first half of 2013. The Company’s Campbelltown, Australia location became profitable in the third quarter of 2012, giving confidence that the new Surfers Paradise, Australia location could be a success. After finding a better opportunity for the Surfer’s Paradise location, a new lease agreement has been entered into, pending HOA approval. Construction is set to commence at this location after receipt of HOA approval, which is expected mid-February 2013. The Company plans to increase the number of restaurants operating in 2013 to a total of 10 restaurants as compared to 6 total restaurants operating at 2012 year-end.

Mike Pruitt, President and CEO of Chanticleer Holdings commented, “I regret to have inconvenienced our shareholders during the trading halt, and am pleased NASDAQ has determined to allow the Company’s common shares and warrants to have resumed trading last week. We continue to remain confident in the fundamentals of our business and the Hooters® brand. We are committed to generating same store sales growth, improving profitability, and developing new Hooters restaurants in our exclusive international franchise territories. While we remain in the early stages of developing our territories of Europe and Brazil, we have made considerable investments in them, laying the foundation for growth opportunities we see continuing for the foreseeable future.”

About Chanticleer Holdings, Inc.

Chanticleer Holdings is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America (HOA), a privately held company. Today, HOA is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in HOA and its CEO, Mike Pruitt, is also a member of HOA's Board of Directors. For further information, please visit www.chanticleerholdings.com or www.hooters.com and follow us on Twitter at @ChantHoldings or @Hooters.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.  Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the companies' filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Company Contact:

Shannon DiGennaro, V.P. Investor Relations

Phone: 704.941.0959

sd@chanticleerholdings.com